Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Fourth-Quarter and Full-Year 2022 Financial Results and Business Highlights

-- Total revenues increased 47% compared to prior year --

-- Total operating expenses declined 32% year-over-year --

-- GoodWheatTM pasta in over 1200 stores within 7 months of launch --

DAVIS, Calif. (March 30, 2023) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the fourth quarter and full year of 2022.

“Arcadia has made tremendous progress over the last year,” said Stan Jacot, president and CEO. “We’ve streamlined the business by exiting less profitable brands, and we’re focused on the most compelling opportunities that will build long-term value for our shareholders.

“As a result, we’ve increased sales and gross margins while lowering our operating expenses and cash burn,” said Jacot. “For the full year 2022, our revenues increased 47% compared to 2021, our reported gross margins were positive for the first time in the company’s history, and our cash used in operations declined by nearly 50%.”

“Most importantly, we’ve laid out a long-term strategy for the future success of the company with Project Greenfield, our 3-year plan to unlock the company’s potential and create a path to profitability,” Jacot added. “Building on the successful launch of GoodWheat, we’re focused on launching or acquiring new categories, building distribution, and supporting our retail customers and partners.”

2022 Key Operating and Business Highlights

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Arcadia Successfully Launches GoodWheatTM Pasta. Arcadia launched its non-GMO GoodWheat pasta both in retail and online in Q2 of 2022. Made with just one simple ingredient – Arcadia’s superior wheat grain, carefully cultivated over 16 years – GoodWheat pasta has four times the fiber of regular pasta and nine grams of protein per serving. The initial launch included five of the best-selling pasta varieties – penne, spaghetti, fettuccine, elbow and rotini – and within 7 months of launch, GoodWheat pasta was in more than 1,200 stores nationwide, outperforming expectations.

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Strategic Plan for Long-Term Growth and Profitability. In Q2, Arcadia introduced Project Greenfield, a 3-year plan that aligns the company’s resources around solid, achievable goals to drive shareholder value, including GoodWheat’s retail expansion, driving growth of core brands and partnerships, as well as maintaining an agile organization to cultivate next generation wellness products that make every body feel good, inside and out.

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Streamlined Operations and Improved Margins. In Q3, Arcadia took measures to streamline the business and focus on its higher-margin brands, which included divesting its legacy manufacturing facility, as well as the Saavy Naturals body care brand. As a result, the company increased product margins, and improved operating costs, laying the groundwork for higher quality revenues and long-term growth.

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HB4®Soybeans Approved in China. In Q2, Arcadia’s former joint venture partner Bioceres (Nasdaq: BIOX) announced the approval by China’s Ministry of Agriculture of soybeans produced using Bioceres’ HB4 technology for import and use as food and feed. The approval triggered four quarterly milestone payments to Arcadia totaling $2 million. Arcadia will also receive 6% royalties on future Bioceres HB4 net revenue, up to $10 million.

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Arcadia Names Stan Jacot as CEO. In the first quarter of 2022, veteran consumer goods leader Stan Jacot joined Arcadia as chief executive officer. Jacot has an impressive track record of implementing transformational business strategies and profitably driving growth, most recently at Jane’s Dough Foods where he achieved a double-digit compound annual growth rate during his six-year tenure. Previously, Jacot held senior marketing and operations roles at Mission Foods, Borden Dairy Company, ConAgra Foods and Kellogg Company across the U.S. and Canada. Jacot was selected after a nationwide search to lead Arcadia through its next phase and drive aggressive growth for the company’s existing and emerging better-for-you consumer brands.

Recent Highlights

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GoodWheat Pasta Certified as “Heart Healthy” by American Heart Association (AHA). GoodWheat pasta recently received the AHA’s Heart-Check certification for all five varieties of its single ingredient noodles. With its high fiber, lower sodium and zero saturated fat, GoodWheat meets the AHA’s stringent standards for a heart-healthy pasta and provides consumers with a better-for-you option that delivers superior nutrition with the taste and texture of traditional pasta. Consumers who are looking for heart-healthy wheat pasta can now enjoy great taste along with 8g of fiber and 9g of protein per serving.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three months ended Dec 31				Twelve months ended Dec 31
	2022	2021	Favorable/ (Unfavorable)		2022	2021	Favorable/ (Unfavorable)
			$	%			$	%
Total Revenues	1,000	2,171	(1,171)	(54)%	9,956	6,780	3,176	47%
Total Operating Expenses	6,830	15,975	9,145	57%	28,771	42,306	13,535	32%
(Loss) Income From Operations	(5,830)	(13,804)	7,974	58%	(18,815)	(35,526)	16,711	47%
Net (Loss) Income Attributable to Common Stockholders	(4,244)	(9,282)	5,038	54%	(15,376)	(14,660)	(716)	(5)%

More detailed financial statements are included in the Form 8-K filed today, available in the Investors section of the company’s website under SEC Filings.

Revenues

Arcadia’s 2022 revenues were primarily related to sales of coconut water and body care products, along with GoodWheat pasta and grain. Arcadia’s revenues for 2021 were primarily related to sales of coconut water and body care products, as well as GoodWheat grain and GoodHempTM seeds. As expected, revenues from legacy sources continued to wind down during the year and revenues from GoodWheat products are poised for growth in 2023.

In the fourth quarter of 2022, revenues were $1.0 million, compared to $2.2 million during the same period 2021 driven primarily by lower body care sales. Annual revenues for 2022 increased by $3.2 million compared to 2021 driven by higher coconut water and body care products, along with GoodWheat pasta and grain sales.

Operating Expenses

Operating expenses for the fourth quarter and year ended December 31, 2022, were $6.8 million and $28.8 million, respectively, compared to $16.0 million and $42.3 million during the same periods in 2021. The quarter-over-quarter decrease in operating expenses were primarily driven by lower cost of revenues, lower write-downs of intangible assets, lower selling, general and administrative expenses (“SG&A”), and the absence of goodwill impairment in the fourth quarter of 2022. The year-over-year decrease in operating expenses is primarily attributable to lower research and development costs (“R&D”), lower write-downs of intangible and fixed assets, lower SG&A, the absence of goodwill impairment and a gain on sale of Verdeca in 2022.

Cost of revenues were $1.6 million in the fourth quarter of 2022 compared to $3.8 million during the same period in 2021. The quarter-over-quarter decrease in cost of revenues is primarily due to lower sales in the fourth quarter of 2022. Cost of revenues were $9.8 million for the year ended December 31, 2022 compared to $8.7 million in 2021. The year-over-year increase in cost of revenues is primarily due to higher sales in 2022.

R&D spending of $501,000 and $1.5 million in the fourth quarter and year ended December 31, 2022, respectively, decreased by $59,000 and $2.4 million compared to the same periods in 2021, primarily due to the increased focus on commercialization versus R&D activities.

SG&A expenses of $4.2 million and $18.0 million for the fourth quarter and year ended December 31, 2022, respectively, were $2.0 million and $4.9 million lower than the same periods in 2021, primarily driven by lower employee expenses, lease expense and consulting fees in 2022.

Net Loss Attributable to Common Stockholders

Net loss for the fourth quarter of 2022 was $4.2 million, or a loss of $6.31 per share, compared to the net loss of $9.3 million in the fourth quarter of 2021. Net loss for 2022 was $15.4 million, or a loss of $25.65 per share, compared to the net loss of $14.7 million in 2021. Gains of $10.2 million were realized on the sale of Bioceres stock in 2021, and there were no similar realized gains during 2022. The change in the fair value of the common stock warrant liabilities for 2022 was a non-cash gain of $3.2 million compared to a non-cash gain of $8.9 million in 2021.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today, March 30 to discuss fourth-quarter and year-end results and the year’s key strategic achievements. Interested participants can join the conference call using the following options:

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An audio-only webcast of the conference call will be available in the Investors section of Arcadia’s website.
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To join the live call, please register here, and a dial-in number and unique PIN will be provided.

Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating crops to provide high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products that make every body feel good, inside and out. The company’s food, beverage and body care products include GoodWheat™, Zola® coconut water, ProVault™ topical pain relief and SoulSpring™ bath and body care. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the company’s growth, financial performance and commercialization of products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to:the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, including the sale of products containing CBD, and changes to such laws and regulations; the growth of the global wheat market; our ability to continue to make acquisitions and execute on divestitures in accordance with our business strategy or effectively manage the growth from acquisitions; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information that will be set forth in its Form 10-K for the year ended December 31, 2022, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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